                                                                   EXHIBIT 4(u)





                                AMENDMENT NO. 12

                     TWELFTH AMENDMENT TO THIRD AMENDED AND
                 RESTATED REVOLVING CREDIT AGREEMENT AND CONSENT

         THIS TWELFTH AMENDMENT, dated as of the 19th day of July, 2001, by and between Newcor, Inc., a Delaware corporation, of Bloomfield Hills, Michigan (herein called "Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");

                                   WITNESSETH:

         WHEREAS, Company and Bank desire to amend that certain Third Amended and Restated Revolving Credit Agreement dated as of January 15, 1998, entered into by and between Company and Bank, which was amended by eleven amendments (herein called "Agreement");

         NOW, THEREFORE, it is agreed that the Agreement is amended as follows:

         1. The text of Sections 6.2 and 6.3 of the Agreement is hereby deleted and replaced in each case with the word "Reserved."

         2. Company hereby represents and warrants that, after giving effect to the amendments and waivers contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 5.1 through 5.7 and 5.9 through 5.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 5.8 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 6.1 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

         3. This Amendment shall be effective as of the date hereof.

         4. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.




     WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK                          NEWCOR, INC.



By:   /s/ Preeti S. Sarnaik            By:   /s/ James J. Connor
   ----------------------------           -------------------------------------



Its: Assistant Vice President          Its:  President & CEO
                                           ------------------------------------



                                       By:   /s/ Thomas D. Parker
                                          -------------------------------------


                                       Its:  V.P. Human Resources & Secretary
                                           ------------------------------------




                                 ACKNOWLEDGMENT



         The undersigned accept and agree to the Amendment No. 11 to the Third
Amended and Restated Revolving Credit Agreement, agree to the continued effectiveness of the Guaranties originally executed and delivered to Comerica
Bank by the undersigned guarantying all obligations of Newcor, Inc. to the Bank and acknowledge that the remittance basis provisions of the security agreements executed and delivered by the undersigned to the Bank shall apply.

                                       ROCHESTER GEAR, INC.



                                       By:   /s/ James J. Connor
                                          -------------------------------------

                                       Its:  President & CEO
                                           ------------------------------------



                                       By:   /s/ Thomas D. Parker
                                          -------------------------------------

                                       Its:  V.P. Human Resources & Secretary
                                           ------------------------------------



                                       ENC CORP.


                                       By:   /s/ James J. Connor
                                          -------------------------------------

                                       Its:  President & CEO
                                           ------------------------------------


                                       By:   /s/ Thomas D. Parker
                                          -------------------------------------

                                       Its:  V.P. Human Resources & Secretary
                                           ------------------------------------


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
DECO TECHNOLOGIES, INC.                                  PLASTRONICS PLUS, INC.


By:   /s/ James J. Connor                                By:   /s/ James J. Connor
    ------------------------------------                     ------------------------------------

Its:  President & CEO                                    Its:  President & CEO
   -------------------------------------                     ------------------------------------

By:   /s/ Thomas D. Parker                               By:   /s/ Thomas D. Parker
  --------------------------------------                     ------------------------------------

Its:  V.P. Human Resources & Secretary                   Its:  V.P. Human Resources & Secretary
   -------------------------------------                     ------------------------------------


DECO INTERNATIONAL, INC.                                 NEWCOR M-T-L, INC.



By:   /s/ James J. Connor                                By:   /s/ James J. Connor
    ------------------------------------                     ------------------------------------

Its:  President & CEO                                    Its:  President & CEO
   -------------------------------------                      -----------------------------------


By:   /s/ Thomas D. Parker                               By:  /s/ Thomas D. Parker
  --------------------------------------                     ------------------------------------

Its:  V.P. Human Resources & Secretary                   Its: V.P. Human Resources & Secretary
   -------------------------------------                     ------------------------------------



TURN-MATIC, INC.                                         GRAND MACHINING COMPANY



By:   /s/ James J. Connor                                By:  /s/ James J. Connor
    ------------------------------------                     ------------------------------------

Its:  President & CEO                                    Its: President & CEO
   -------------------------------------                     ------------------------------------


By:   /s/ Thomas D. Parker                               By: /s/ Thomas D. Parker
  --------------------------------------                    -------------------------------------

Its:  V.P. Human Resources & Secretary                   Its:  V.P. Human Resources & Secretary
   -------------------------------------                     ------------------------------------
